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Exhibit 99(a)(1)(iii)

        NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK
PURSUANT TO THE
OFFER TO PURCHASE DATED APRIL 22, 2005
BY
CONTINENTAL MATERIALS CORPORATION
OF
UP TO 400,000 SHARES OF ITS COMMON STOCK,
PAR VALUE $0.25 PER SHARE
AT A PURCHASE PRICE NOT GREATER THAN $30.50
NOR LESS THAN $27.50 PER SHARE

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the tender offer by Continental Materials Corporation (the "Company") if:

  1.
  certificates evidencing shares of common stock, $0.25 par value per share, of the Company are not immediately available or cannot be delivered to LaSalle Bank National Association (the "Depositary") before the expiration date (as defined in Section 1 of the Offer to Purchase dated April 22, 2005 ("Offer to Purchase"));

  2.
  the procedure for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis; or

  3.
  time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal or an "agent's message" in the case of a book-entry transfer (as defined in the Letter of Transmittal), and any other required documents, to reach the Depositary prior to the expiration date.

        This Notice of Guaranteed Delivery, or a facsimile of it, properly completed and duly executed, may be delivered by overnight courier, mail, facsimile transmission or hand to the Depositary. See Section 6 of the Offer to Purchase.

The Depositary for the Offer is:

LASALLE BANK NATIONAL ASSOCIATION

By Mail, Hand or Overnight Courier
135 S. LaSalle St., Suite 1811
Attn: Shareholder Services
Chicago, IL 60603

By Facsimile Transmission:
312-904-2236

For Confirmation Only:
Telephone: 312-904-2458

        For this Notice to be validly delivered, it must be received by the Depositary at the above address, or by facsimile transmission at the above number, before the Offer expires. Delivery of this Notice to another address (or facsimile number) will not constitute a valid delivery. Deliveries to the Company, Georgeson Shareholder Communications, the Information Agent, or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTICE OF GUARANTEED DELIVERY

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which you hereby acknowledge, shares pursuant to the guaranteed delivery procedure set forth in Section 6 of the Offer to Purchase.

        Please call the Information Agent for assistance in completing this form toll free at 877-278-4412.

SHARES TENDERED

        Number of shares to be tendered:                          shares.

PRICE AT WHICH YOU ARE TENDERING
(See Instruction 5 in the Letter of Transmittal)

        You must check one box and only one box if you want to tender your shares. If more than one box is checked or if no box is checked, your shares will not be properly tendered.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

☐
I want to maximize the chance of having the Company accept for purchase all the shares I am tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, I hereby tender shares at, and am willing to accept, the purchase price resulting from the Offer process. I acknowledge that this action will have the same effect as if I selected the minimum price of $27.50 per share and could contribute to lowering the purchase price selected by the Company.

OR

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

        By checking one of the boxes below instead of the box above, "Shares Tendered at Price Determined Pursuant to the Offer," I hereby tender shares at the price checked. I understand this action could result in none of the shares being purchased if the purchase price determined by the Company for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 7 of the Offer to Purchase, at more than one price.

☐ $27.50	☐ $28.25	☐ $29.00	☐ $29.75	☐ $30.50
☐ $27.75	☐ $28.50	☐ $29.25	☐ $30.00
☐ $28.00	☐ $28.75	☐ $29.50	☐ $30.25

IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES OF COMMON STOCK.

CONDITIONAL TENDER
(See Instruction 6 in the Letter of Transmittal)

        You may condition your tender of shares on the Company purchasing a specified minimum number of your tendered shares, as described in Section 9 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by the Company in the Offer, none of the shares you tendered will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐
The minimum number of shares that must be purchased, if any are purchased, is:
                         shares.

        If because of proration, the minimum number of shares that you designated above will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

☐
The tendered shares represent all shares held by me.

PLEASE TYPE OR PRINT

Certificate Nos. (If Available):
Name(s):

Address(es):

Area Code(s) and Telephone Number(s):

SIGN HERE

Signature:
Dated:

  If Shares will be tendered by book-entry transfer, check this box: ☐

Account Number:

  GUARANTEE OF DELIVERY
  (Not to be Used for a Signature Guarantee)

          The undersigned, a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association, or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "eligible institution"), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, an agent's message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the automated tender offer program of the book-entry transfer facility, and any other required documents, all within three (3) American Stock Exchange trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

          The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

Authorized Signature:
Name:	(Please Print)
Title:
Name of Firm:
Address:
(Include Zip Code)
Telephone Number:
Dated:	, 2005

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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NOTICE OF GUARANTEED DELIVERY
SHARES TENDERED
PRICE AT WHICH YOU ARE TENDERING (See Instruction 5 in the Letter of Transmittal)
CONDITIONAL TENDER (See Instruction 6 in the Letter of Transmittal)